                        CIT Equipment Collateral 2004-VT1
                            Monthly Servicing Report


                                                Determination Date:     01/18/05
                                                 Collection Period:     12/31/04
                                                      Payment Date:     01/20/05

  I. AVAILABLE FUNDS

     A. Available Pledged Revenues

        a. Scheduled Payments Received                                                                               $27,833,788.70
        b. Liquidation Proceeds Allocated to Owner Trust                                                                 688,022.70
        c. Required Payoff Amounts of Prepaid Contracts                                                                  982,251.74
        d. Required Payoff Amounts of Purchased Contracts                                                                      0.00
        e. Proceeds of Clean-up Call                                                                                           0.00
        f. Investment Earnings on Collection Account and
             Note Distribution Account                                                                                         0.00
                                                                                                                     --------------

                                                            Total Available Pledged Revenues =                       $29,504,063.14

     B. Determination of Available Funds

        a. Total Available Pledged Revenues                                                                          $29,504,063.14
        b. Servicer Advances                                                                                           2,933,253.01
        c. Recoveries of prior Servicer Advances                                                                      (2,759,270.48)
        d. Withdrawal from Cash Collateral Account                                                                       567,486.36
                                                                                                                     --------------

                                                            Total Available Funds =                                  $30,245,532.03
                                                                                                                     ==============


 II. DISTRIBUTION AMOUNTS

     A. COLLECTION ACCOUNT DISTRIBUTIONS

         1. Servicing Fee                                                                                                 387,083.68

         2. Class A-1 Note Interest Distribution                                                        18,570.87
            Class A-1 Note Principal Distribution                                                   19,255,513.27
                      Aggregate Class A-1 distribution                                                                19,274,084.14

         3. Class A-2 Note Interest Distribution                                                       192,500.00
            Class A-2 Note Principal Distribution                                                    7,304,415.52
                      Aggregate Class A-2 distribution                                                                 7,496,915.52

         4. Class A-3 Note Interest Distribution                                                       632,500.00
            Class A-3 Note Principal Distribution                                                            0.00
                      Aggregate Class A-3 distribution                                                                   632,500.00

         5. Class A-4 Note Interest Distribution                                                       128,430.00
            Class A-4 Note Principal Distribution                                                            0.00
                      Aggregate Class A-4 distribution                                                                   128,430.00

         6. Class B Note Interest Distribution                                                          27,818.41
            Class B Note Principal Distribution                                                        791,759.39
                      Aggregate Class B distribution                                                                     819,577.80

         7. Class C Note Interest Distribution                                                          16,257.51
            Class C Note Principal Distribution                                                        431,868.76
                      Aggregate Class C distribution                                                                     448,126.27

         8. Class D Note Interest Distribution                                                          51,120.85
            Class D Note Principal Distribution                                                      1,007,693.77
                      Aggregate Class D distribution                                                                   1,058,814.62

         9. Deposit to the Cash Collateral Account                                                                             0.00

        10. Amounts in accordance with the CCA Loan
              Agreement                                                                                                        0.00

        11. Remainder to the holder of the equity
              certificate                                                                                                      0.00
                                                                                                                     --------------

                                                            Collection Account Distributions =                        30,245,532.03
                                                                                                                     ==============

     B. CASH COLLATERAL ACCOUNT DISTRIBUTIONS

         1. Payment due on the Senior Loan                                                                             1,885,851.16

         2. Payment due on the Holdback                                                                                        0.00

         3. Payment to the Depositor                                                                                           0.00
                                                                                                                     --------------

                                                            Cash Collateral Account Distributions =                    1,885,851.16
                                                                                                                     ==============


     C. INCORRECT DEPOSITS TO BE RETURNED TO CIT            Collection Account Distributions =                                 0.00
                                                                                                                     ==============

III. INFORMATION REGARDING DISTRIBUTIONS ON THE SECURITIES

            ------------------------------------------------------------------------------------------------------------------
                        Distribution                 Class A-1             Class A-2           Class A-3          Class A-4
                           Amounts                     Notes                 Notes               Notes              Notes
            ------------------------------------------------------------------------------------------------------------------
         1.              Interest Due                   18,570.87           192,500.00         632,500.00         128,430.00
         2.             Interest Paid                   18,570.87           192,500.00         632,500.00         128,430.00
         3.          Interest Shortfall                      0.00                 0.00               0.00               0.00
                      ((1) minus (2))
         4.            Principal Paid               19,255,513.27         7,304,415.52               0.00               0.00

         5.      Total Distribution Amount          19,274,084.14         7,496,915.52         632,500.00         128,430.00
                       ((2) plus (4))



            ------------------------------------------------------------------------------------------------------------------
                        Distribution                 Class B                Class C            Class D         Total Offered
                          Amounts                     Notes                  Notes              Notes              Notes
            ------------------------------------------------------------------------------------------------------------------

         1.             Interest Due                    27,818.41            16,257.51          51,120.85       1,067,197.64
         2.            Interest Paid                    27,818.41            16,257.51          51,120.85       1,067,197.64
         3.          Interest Shortfall                      0.00                 0.00               0.00               0.00
                      ((1) minus (2))
         4.            Principal Paid                  791,759.39           431,868.76       1,007,693.77      28,791,250.71

         5.      Total Distribution Amount             819,577.80           448,126.27       1,058,814.62      29,858,448.35
                       ((2) plus (4))


 IV. Information Regarding the Securities

     A   Summary of Balance Information

            -----------------------------------------------------------------------------------------------------------------------

                                           Applicable    Principal Balance     Class Factor    Principal Balance    Class Factor
                          Class              Coupon           Jan-05              Jan-05             Dec-04            Dec-04
                                              Rate         Payment Date        Payment Date       Payment Date      Payment Date

            -----------------------------------------------------------------------------------------------------------------------

         a.          Class A-1 Notes         1.1200%               0.00           0.00000         19,255,513.27       0.06191
         b.          Class A-2 Notes         1.5400%     142,695,584.48           0.95130        150,000,000.00       1.00000
         c.          Class A-3 Notes         2.2000%     345,000,000.00           1.00000        345,000,000.00       1.00000
         d.          Class A-4 Notes         2.7000%      57,080,000.00           1.00000         57,080,000.00       1.00000
         e.           Class B Notes          1.9600%      16,239,922.58           0.63117         17,031,681.97       0.66194
         f.           Class C Notes          2.1000%       8,858,139.59           0.63137          9,290,008.35       0.66215
         g.           Class D Notes          2.8300%      20,668,992.39           0.63118         21,676,686.16       0.66196

         h.              Total Offered Notes             590,542,639.04                          619,333,889.75


     B   Other Information


            ------------------------------------------------------------------------

                                            Scheduled                Scheduled
                                        Principal Balance        Principal Balance
                          Class              Jan-05                   Dec-04
                                           Payment Date             Payment Date

            ------------------------------------------------------------------------

                     Class A-1 Notes           0.00                26,995,352.53



            -----------------------------------------------------------------------------------------------------------------------

                                                                Target               Class             Target             Class
                                               Class       Principal Balance         Floor        Principal Amount        Floor
                          Class             Percentage         Jan-05                Jan-05             Dec-04            Dec-04
                                                            Payment Date          Payment Date       Payment Date      Payment Date

            -----------------------------------------------------------------------------------------------------------------------

                         Class A              92.25%       544,775,584.51                         571,335,513.29
                         Class B               2.75%        16,239,922.57             0.00         17,031,681.97           0.00
                         Class C               1.50%         8,858,139.59             0.00          9,290,008.35           0.00
                         Class D               3.50%        20,668,992.37             0.00         21,676,686.14           0.00


  V. PRINCIPAL


     A.  MONTHLY PRINCIPAL AMOUNT

         1. Principal Balance of Notes and Equity Certificates                                    619,333,889.75
            (End of Prior Collection Period)
         2. Contract Pool Principal Balance (End of Collection Period)                            590,542,639.04
                                                                                                  --------------

                      Total monthly principal amount                                               28,791,250.71

     B.  PRINCIPAL BREAKDOWN                                         No. of Accounts
                                                                     ---------------
         1. Scheduled Principal                                           59,707                   26,489,638.35
         2. Prepaid Contracts                                              212                        980,017.11
         3. Defaulted Contracts                                            195                      1,321,595.25
         4. Contracts purchased by CIT Financial USA, Inc.                  0                               0.00
                                                                     -------------------------------------------

            Total Principal Breakdown                                     60,114                   28,791,250.71


 VI. CONTRACT POOL DATA

     A.  CONTRACT POOL CHARACTERISTICS

                                                                -----------------------------------------------------------------
                                                                     Original                 Jan-05               Dec-04
                                                                       Pool                Payment Date         Payment Date
                                                                -----------------------------------------------------------------

            1.    a.  Contract Pool Balance                         935,586,370.00         590,542,639.04        619,333,889.75
                  b.  No of Contracts                                       62,780                 59,707                60,114
                  c.  Pool Factor

            2.    Weighted Average Remaining Term                            36.90                  28.48                 29.16

            3.    Weighted Average Original Term                             44.00



     B.  DELINQUENCY INFORMATION

                                                       --------------------------------------------------------------------------
                                                         % of          % of Aggregate
                                                                        Required Payoff             No. Of     Aggregate Required
                                                        Contracts           Amount                 Accounts        Payoff Amounts
                                                       --------------------------------------------------------------------------
            1.    Current                                95.49%             96.98%                 57,016        579,026,325.94
                  31-60 days                              2.43%              1.79%                  1,450         10,701,897.24
                  61-90 days                              0.96%              0.67%                    574          3,978,523.33
                  91-120 days                             0.51%              0.24%                    302          1,448,850.78
                  120+ days                               0.61%              0.32%                    365          1,881,185.04

                      Total Delinquency                 100.00%            100.00%                 59,707        597,036,782.33

            2.    Delinquent Scheduled Payments:

                  Beginning of Collection Period                                             6,320,160.76
                  End of Collection Period                                                   6,494,143.29
                                                                                     ---------------------
                      Change in Delinquent
                         Scheduled Payments                                                    173,982.53

     C.  DEFAULTED CONTRACT INFORMATION

            1.    Required Payoff Amount on Defaulted Contracts                              1,321,595.25
            2.    Liquidation Proceeds received                                                688,022.70
                                                                                     ---------------------
            3.    Current Liquidation Loss Amount                                              633,572.55

            4.    Cumulative Liquidation Losses to date                                      5,291,512.18

                                    % of Initial Contracts                                         2.480%
                        % of Initial Contract Pool Balance                                         0.566%


VII. MISCELLANEOUS INFORMATION

     A.  SERVICER ADVANCE BALANCE

            1.    Opening Servicer Advance Balance                                           6,320,160.76
            2.    Current Period Servicer Advance                                            2,933,253.01
            3.    Recoveries of prior Servicer Advances                                     (2,759,270.48)
                                                                                     ---------------------
            4.    Ending Servicer Advance Balance                                            6,494,143.29


     B.  CASH COLLATERAL ACCOUNT

            1.    Opening Cash Collateral Account                                                                 51,095,045.90

            2.    Deposit from the Collection Account                                                                      0.00

            3.    Withdrawals from the Cash Collateral Account                                                      (567,486.36)

            4.    Ending Cash Collateral Account Balance before Distributions                                     50,605,618.88

            5.    Required Cash Collateral Account Amount                                                         48,719,767.72

            6.    Cash Collateral Account Surplus                                                                  1,885,851.16

            7.    Investment Earnings                                                                                 78,059.34

            8.    Distribution of CCA
                  a.  Senior Loan Interest                                                                           (53,716.35)
                  b.  Senior Loan Principal                                                                       (1,832,134.81)
                  c.  Holdback Amount Interest                                                                             0.00
                  d. Holdback Amount Principal                                                                             0.00
                                                                                                              ------------------
                                   Total Distribution                                                             (1,885,851.16)

            9.    Ending Cash Collateral Account Balance after Distributions                                      48,719,767.72


     C.  OTHER RELATED INFORMATION

            1.    Discount Rate                                                                    2.8380%

            2.    Life to Date Prepayment (CPR)                                                    5.8917%

            3.    Life to Date Substitutions:

                  a.  Prepayments                                             0.00

                  b.  Defaults                                                0.00



                  ---------------------------------------------------------------------------------------------------------
                                                                                 Jan-05                        Dec-04
                                              Item                             Payment Date                  Payment Date
                  ---------------------------------------------------------------------------------------------------------

            4.    a.  Senior Loan                                              8,722,904.04                  10,555,038.85
                  b.  Holdback Amount                                         42,101,386.65                  42,101,386.65

            5.    Applicable Rates for the Interest Period:
                  a.  Libor Rate for the Interest Period                            2.4100%
                  b.  Senior Loan Interest Rate                                     5.9100%
                  c.  Holdback Amount Interest Rate                                 8.4100%


            6.    DELINQUENCY, NET LOSSES AND CPR HISTORY

                  ----------------------------------------------------------------------------------------------------------
                                               % of                   % of                    % of                    % of
                                            Aggregate              Aggregate                Aggregate               Aggregate
                                         Required Payoff        Required Payoff          Required Payoff         Required Payoff
                                             Amounts                Amounts                  Amounts                 Amounts
                      Collection
                        Periods        31-60 Days Past Due    61-90 Days Past Due     91-120 Days Past Due     120+ Days Past Due
                  ----------------------------------------------------------------------------------------------------------------

                  ----------------------------------------------------------------------------------------------------------------
                        12/31/04                 1.79%                  0.67%                    0.24%                   0.32%
                        11/30/04                 2.42%                  0.44%                    0.25%                   0.30%
                        10/31/04                 1.87%                  0.47%                    0.22%                   0.27%
                        09/30/04                 1.81%                  0.47%                    0.25%                   0.23%
                        08/31/04                 1.59%                  0.55%                    0.16%                   0.29%
                        07/31/04                 1.71%                  0.43%                    0.19%                   0.34%
                        06/30/04                 1.67%                  0.45%                    0.24%                   0.39%
                        05/31/04                 1.94%                  0.45%                    0.29%                   0.35%
                        04/30/04                 1.64%                  0.45%                    0.23%                   0.20%
                        03/31/04                 1.57%                  0.54%                    0.29%                   0.01%
                        02/29/04                 3.16%                  0.52%                    0.00%                   0.00%

                  ----------------------------------------------------------------------------------------------------------------


                  ---------------------------------------------------------------------------------------------
                       Collection            Cumulative Net          Monthly Net
                         Month              Loss Percentage             Losses                  LTD CPR
                  ---------------------------------------------------------------------------------------------

                  ---------------------------------------------------------------------------------------------
                      December-04                0.566%               633,572.55                 5.89%
                      November-04                0.498%               244,813.97                 5.91%
                       October-04                0.472%               361,696.75                 5.98%
                      September-04               0.433%               681,326.42                 6.26% Revised
                       August-04                 0.240%                  0.00                    6.68% Revised
                        July-04                  0.240%               806,002.64                 7.09%
                        June-04                  0.154%               721,869.54                 7.72%
                         May-04                  0.077%               354,449.23                 7.40%
                        April-04                 0.039%               209,238.42                 9.16%
                        March-04                 0.017%               157,280.57                10.43%
                      February-04                0.000%                  0.00                    8.50%

                  ---------------------------------------------------------------------------------------------
